Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

January 18, 2017

Laureate Education, Inc.
650 S. Exeter Street
Baltimore, Maryland 21202

Re: Registration Statement on Form S-1 (Registration No. 333-207243)

Ladies and Gentlemen:

We have acted as counsel to Laureate Education, Inc., a public benefit corporation organized under the laws of Delaware (the “Company”), in connection with the referenced Registration Statement on Form S-1 (as amended and supplemented from time to time, the “Registration Statement”) initially filed by the Company on October 2, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offer and sale by the Company of up to an aggregate of 33,350,000 shares of the Company’s Class A common stock, par value $0.004 per share (the “Class A Common Stock”), through the consummation of an initial public offering (all such shares, together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act), the “Shares”).   We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the representatives of the underwriters (the “Underwriting Agreement”).

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company; (c) the form of amended and restated certificate of incorporation (the “Certificate of Incorporation”) of the Company (in the form filed as Exhibit 3.1 to the Registration Statement), the form of amended and restated bylaws of the Company (in the form filed as Exhibit 3.2 of the Registration Statement), and the form of Underwriting Agreement (in the form filed as Exhibit 1.1 of the Registration Statement); and (d) such other records, agreements, other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (A) when the Pricing Committee of the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the issuance of the Shares, (B) the Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware and (C) upon payment and delivery of the Shares in accordance with the applicable definitive Underwriting Agreement approved by the Pricing Committee of the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)